EXHIBIT 99.1

                            SCHEDULE OF GROUP MEMBERS



                                                 Convertible O.P. Units and
              O.P. Unit Holder                        Common Stock (1)
---------------------------------------------- --------------------------------

Carl E. Berg (2)                                              34,058,355
---------------------------------------------- --------------------------------
Clyde J. Berg (3)                                             19,436,162
---------------------------------------------- --------------------------------
Berg & Berg Enterprises, Inc (2) (3)                          10,789,383
---------------------------------------------- --------------------------------
Berg & Berg Enterprises, LLC (2)                                 196,428
---------------------------------------------- --------------------------------
West Coast Venture Capital, Inc. (2)                             169,131
---------------------------------------------- --------------------------------
1981 Kara Ann Berg Trust (3)                                  13,252,925
---------------------------------------------- --------------------------------

                  TOTAL                                       77,902,384
---------------------------------------------- --------------------------------




(1)  Includes O.P. Units and Common Stock held of record by the group member.

(2)  These group members may be considered under common control.

(3)  These group members may be considered under common control.